Exhibit 99.2
COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2010
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
($ in 000s, except per share data)	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Revenue
Minimum Rent	$73,613	$70,210	$147,094	$140,448
Tenant Recoveries	2,608	909	5,397	1,975
Other Property Related Revenue	12,118	10,136	23,662	19,635
Construction Revenues	—	315	—	350
Other Non-Property Related Revenue	3,400	3,924	6,298	7,379

Total Revenue	91,739	85,494	182,451	169,787

Operating Expenses
Operating Expenses:
Property Operating Expenses	25,979	22,893	51,399	45,361
Taxes, Licenses and Insurance	10,982	10,311	22,041	21,288

Total Property Operating Expenses	36,961	33,204	73,440	66,649

Construction Expenses	—	315	—	349
Property Management Expenses	1,878	1,683	3,685	3,602
General and Administrative Expenses	5,458	4,525	10,264	8,908
Management Fee and Other Expenses	2,585	3,540	5,258	7,756
Restructuring Charges	—	—	—	812
Investment and Development (1)	31	1,319	34	1,484
Depreciation	30,243	28,276	60,521	56,061
Amortization	2,170	1,199	4,394	2,071
Impairment and other losses (2)	—	564	783	1,617

Total Operating Expenses	79,326	74,625	158,379	149,309

Income from Operations	12,413	10,869	24,072	20,478

Other Income (Expense)
Interest Expense	(20,927)	(22,810)	(41,828)	(43,242)
Debt Cost Amortization	(1,131)	(807)	(2,316)	(2,110)
Gain on Retirement of Debt	1,015	16,232	1,044	41,551
Interest Income	325	449	718	750
Income (Loss) from Partially-Owned Investments	395	(628)	665	(1,278)
(Loss) Gain on Hedging Activities	(289)	4	(289)	(1,060)
(Loss) Gain on Sale of Property, net of income taxes / (benefit) of $93 (Q2) and $93 (YTD) in 2010 and ($21) (Q2) and $3,156 (YTD) in 2009	(654)	(143)	(661)	5,238
Income Taxes	(439)	(221)	(688)	2,869

Total Other Income (Expense)	(21,705)	(7,924)	(43,355)	2,718

(Loss) Income from Continuing Operations	(9,292)	2,945	(19,283)	23,196

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(15)	(1,288)	(46)	(745)
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of income taxes of $- (Q2) and $- (YTD) in 2010 and $44 (Q2) and $70 (YTD) in 2009	(13)	(32)	(48)	12

(Loss) Income from Discontinued Operations	(28)	(1,320)	(94)	(733)

Net (Loss) Income	(9,320)	1,625	(19,377)	22,463

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	28	9	111	(999)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)	(3,625)	(3,625)
Noncontrolling Interest in CRLP — Common	1,288	135	2,774	(2,210)
Discontinued Operations
Noncontrolling Interest in CRLP — Common	2	204	11	44
Noncontrolling Interest of Limited Partners	—	(26)	(5)	442

(Income) Loss Attributable to Noncontrolling Interest	(495)	(1,491)	(734)	(6,348)

Extraordinary Loss	—	—	—	—

Net (Loss) Income Attributable to Parent Company	(9,815)	134	(20,111)	16,115

Dividends to Preferred Shareholders	(2,034)	(2,037)	(4,067)	(4,109)
Preferred Share Issuance Costs, Net of Discount	—	—	—	(5)

Net (Loss) Income Available to Common Shareholders	$(11,849)	$(1,903)	$(24,178)	$12,001

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.17)	$(0.02)	$(0.36)	$0.25
Discontinued Operations	—	(0.02)	—	—

EPS — Basic	$(0.17)	$(0.04)	$(0.36)	$0.25

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.17)	$(0.02)	$(0.36)	$0.25
Discontinued Operations	—	(0.02)	—	—

EPS — Diluted	$(0.17)	$(0.04)	$(0.36)	$0.25

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	For the six months ended June 30, 2010, the Company incurred casualty losses related to property damage at three of the Company’s multifamily apartment communities. For the three months ended June 30, 2009, the Company recorded a $2.4 million non-cash impairment charge. Of the charge, $0.6 million (presented in “Impairment” in continuing operations) is related to a for-sale residential project (all units sold during 2009) and the sale of outparcels, and $1.8 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to two multifamily apartment communities sold during 2009. For the six months ended June 30, 2009, in addition to the charges described above, the Company recorded a $1.0 million non-cash impairment charge (presented in “Impairment” in continuing operations). Of the charge, $0.7 million is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project.